DOV KAHANA & CO.
          Certified Public Accountants (Isr.)
          54 Bezalel St. Ramat-Gan
          P.O. Box 3532, Ramat-Gan 52134











                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on
          Form S-8 of Ampal American Israel Corporation of our report on the financial statements of Red Sea Under Water Observatory Ltd.
          dated  March 29, 1994,  included  in   Ampal  American  Israel
          Corporation's FORM 10-K for the year ended December 31, 1993, and to all references to our firm included in such Registration Statement.

          Ramat-Gan.   August 11, 1994

                                                  /s/ Dov Kahana & Co.
                                                  Dov Kahana & Co.
                                                  C.P.A. (Isr.)